Exhibit 31.1

CERTIFICATIONS

I, José Boisjoli, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 40-F of BRP Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 14, 2025

/s/ José Boisjoli
Name: José Boisjoli
Title: President and Chief Executive Officer